UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

June 24, 2022

TPG Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41222	87-2063362
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 Commerce Street, Suite 3300 Fort Worth, TX	76102
(Address of principal executive offices)	(Zip code)

(817) 871-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Class A common stock, $0.001 par value	TPG	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 24, 2022, the board of directors (the “Board”) of TPG Inc. (the “Company”) increased the size of the Board from thirteen to fourteen members and appointed Gunther Bright as a director to fill the resulting vacancy effective July 1, 2022. Upon joining the Board, Mr. Bright will serve as a member of the Audit Committee, Conflicts Committee, of which Mr. Bright will serve as chair, and Compensation Committee (collectively, the “Committees”).

The Board has determined that Mr. Bright satisfies all applicable requirements to serve on the Committees, including, without limitation, the applicable independence requirements of the Nasdaq Stock Market LLC and the Securities Exchange Act of 1934, as amended. The Board has also determined that Mr. Bright qualifies as an “audit committee financial expert” as such term has been defined in Item 407(d) of Regulation S-K.

Effective as of Mr. Bright’s appointment, Todd Sisitsky no longer serves on the Audit Committee and such committee is now fully independent under the independence rules applicable to audit committees.

Since 2020, Mr. Bright has served as Executive Vice President and General Manager of Global and U.S. Large Enterprises, Global Commercial Services at American Express. Prior to this role, he served as Executive Vice President and General Manager of the Merchant Services business of American Express from 2014 to 2020. Mr. Bright served as an independent board member of McAfee Corp. (NASDAQ: MCFE) from September 2021 until February 2022, and currently serves as an Executive Committee Member of the Junior Achievement of New York Board of Directors, Vice Chairman and Executive Committee Member of the Alvin Ailey American Dance Theater Board of Trustees and a member of the Executive Leadership Council. Mr. Bright received his Bachelor of Arts degree in economics from Pace University and completed an advanced executive management program at the Wharton School of the University of Pennsylvania.

There are no arrangements or understandings between Mr. Bright and any other person pursuant to which he was elected as a director of the Company, and there are no family relationships between Mr. Bright and any of the Company’s other directors or executive officers. Mr. Bright is not a party to any current or proposed transaction with the Company for which disclosure is required under Item 404(a) of Regulation S-K.

Mr. Bright will receive the compensation we provide to independent directors of the Company in accordance with the Company’s Independent Director Compensation Policy filed as Exhibit 10.30 to the Company’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on March 29, 2022 (the “Annual Report”). Mr. Bright also entered into the Company’s standard indemnification agreement for directors as described in the “Indemnification Agreements” section of the Annual Report.

Item 7.01	Regulation FD Disclosure

A copy of the Company’s press release announcing the appointment of Mr. Bright as a director of the Company is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

As provided in General Instruction B.2 of Form 8-K, the information in this Item 7.01 and Exhibit 99.1 incorporated in this Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information or Exhibit 99.1 be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

99.1	Press release of TPG Inc., dated June 27, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

TPG INC.

By:	/s/ Bradford Berenson
Name:	Bradford Berenson
Title:	General Counsel

Date: June 27, 2022